UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

Longboard Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 592-9775

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, "we" and "our" refer to Longboard Pharmaceuticals, Inc.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our 2022 Annual Stockholders' Meeting (the "Annual Meeting") on May 24, 2022. At the Annual Meeting, our stockholders:

(i)
Elected two Class I directors named herein to hold office until our 2025 Annual Stockholders' Meeting.
(ii)
Ratified the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The tables below set forth the results of the vote of our stockholders for the Annual Meeting.

Proposal 1: The election of two Class I directors

Director Nominee	For	Withheld	Broker Non-Votes
Kevin R. Lind	10,149,808	229,942	2,020,327
Corinne Le Goff, Pharm.D.	10,149,928	229,822	2,020,327

Proposal 2: The ratification of the selection of KPMG LLP

Votes for approval	12,397,567
Votes against approval	2,010
Abstentions	500
Broker non-votes	N/A

Item 9.01 Financial Statements and Exhibits. (d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: May 24, 2022	By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer